Exhibit 99.1

December 1, 2021

Re: Strategic Student & Senior Housing Trust, Inc. (“SSSHT”)

      Third Quarter 2021

      Update Letter to Stockholders

Dear Stockholder,

Just as our senior communities were experiencing steady occupancy increases, peaking in August 2021 at 83%, the serious effects of the Covid-19 Delta variant began to impact both our Portland and Salt Lake City communities. Some of our vaccinated residents and staff suffered breakthrough infections resulting in resident hospitalization and deaths, temporary community lock downs, staffing shortages and restricted family visitations. Senior occupancy declined to 82% by end of September. During this variant surge, we worked closely with our senior living operators to make sure the appropriate resources were available for additional Personal Protective Equipment, overtime and new resident concession plans to drive new move-ins.

Contrastingly, our student communities located at Florida State University and the University of Arkansas finished their 21-22 Academic Year leasing season with 100% and 97% occupancies, respectively. Our student residents were eager to get back to a classroom learning experience and enjoy the benefits of college life. Our student community staff continues to follow CDC guidelines and we have not experienced any significant occupancy issues related to the Delta variant.

To address our liquidity concerns, SSSHT made a number of financial decisions:

•	Extended our Bridge Loans with KeyBank through April 2023
•	Signed a Purchase and Sale Agreement with an institutional investor to sell our Florida State student community with a projected closing date of January 2022.
•	Expected proceeds from the sale of the Florida State property will meaningfully reduce our Bridge Loan balances and future loan payments.
•

We applied for additional Phase IV HHS Grants. These grants are being made available to owners of senior living communities that suffered operating losses due to Covid-19 during the second half of 2020 and the first quarter of 2021. If our application is approved, we could expect to receive these government grant monies in December 2021.

•	We have applied for an extension of our $1.8 million restricted cash reserve reduction through KeyBank and our loan servicers through December 2022.

Strategic Student & Senior Housing Trust, Inc.   | 10 Terrace Road, Ladera Ranch, CA 92694  |  866.418.5144 |  info@StrategicREIT.com |  www.strategicreit.com

As we head into year-end 2021, we will adhere to our plan to improve our liquidity by reducing debt, exercising stringent operating and capital expenditures and drive top line revenue. We are aware of the Delta variant risks heading into the winter season and plan to mitigate future breakthrough events with resident and staff booster clinics now in progress.

We continue to evaluate all options with respect to future asset sales, debt restructuring and joint ventures with the goal of creating value back into our senior and student communities.

Again, we thank you for your patience as we navigate SSSHT though this pandemic.

Sincerely,

H. Michael Schwartz CEO	John Strockis President

Strategic Student & Senior Housing Trust, Inc.   | 10 Terrace Road, Ladera Ranch, CA 92694  |  866.418.5144 |  info@StrategicREIT.com |  www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, including the continuation of the novel coronavirus (COVID-19) pandemic and its effects on public health and on the economy, resulting government quarantine and shutdown orders, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by our Form 10-Q for the nine months ended September 30, 2021, and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc.   | 10 Terrace Road, Ladera Ranch, CA 92694  |  866.418.5144 |  info@StrategicREIT.com |  www.strategicreit.com